UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Purchase Agreement referred to under Item 2.01 below is incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 22, 2014, pursuant to a Stock Purchase Agreement dated as of July 21, 2014 (the “Purchase Agreement”) among the Target (as defined below), the shareholders of the Target (the “Sellers”) and an affiliate (the “Affiliate”) of Apollo Medical Holdings, Inc. (the “Company”), the Affiliate acquired all of the outstanding shares of capital stock of a medical group that provides professional medical services in Los Angeles County, California (the “Target”). The shares of the Target were acquired from the Sellers. The purchase price for the shares was (i) $2,000,000 in cash, (ii) $362,646 to pay off and discharge certain indebtedness of the Target, (iii) warrants to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.00 per share and (iv) a contingent amount of up to $1,000,000 payable, if at all, in cash. The acquisition was funded by an intercompany loan from Apollo Medical Management, Inc. (“AMM”), a wholly-owned subsidiary of the Company, which also provided an indemnity in favor of one of the Sellers relating to certain indebtedness of the Target that remained outstanding following the closing of the acquisition. Following the acquisition of the Target by the Affiliate, the Affiliate was merged with and into the Target, with the Target being the surviving corporation.

In connection with the acquisition of the Target, AMM entered into a management services agreement with the Affiliate on July 21, 2014. As a result of the Affiliate’s merger with and into the Target, the Target is now the counterparty to this management services agreement and bound by its terms. Pursuant to the management services agreement, AMM will manage all non-medical services for the Target and will have exclusive authority over all non-medical decision making related to the ongoing business operations of the Target, and the financial statements of the Target will be consolidated as a variable interest entity with those of the Company from the date of the management services agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: August 13, 2014	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer